Exhibit 99.1

LEASING FUND

ELEVEN, LLC

PORTFOLIO OVERVIEW

FIRST QUARTER

2009

LETTER FROM THE CEOs

Dear investor in ICON Leasing Fund Eleven, LLC:

We write to briefly summarize our activity for the first quarter of 2009.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q, as well as our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of March 31, 2009, Fund Eleven was in its operating period.  As of March 31, we had invested $429,842,2671 of capital, or 134.38% of capital available for investment, in approximately $796,316,9732 worth of business-essential equipment and corporate infrastructure. Total distributions as of March 31, 2009 were $98,644,091, with an investor that invested $10,000 at inception receiving $3,788 in distributions. Further, our distribution coverage ratio3 for the quarter was 108.12%.  As of March 31, Fund Eleven maintained a leverage ratio of 0.794 and collected approximately 92.58% of all scheduled rent and loan receivables for the quarter. Any uncollected rent receivables in the first quarter were related to Western Forge (as explained below) and Teal Jones, however, Teal Jones satisfied its entire outstanding rental obligation prior to June 30, 2009, including the payment of interest on such amount.

Because we are fully invested, Fund Eleven did not lease or finance any new equipment in the first quarter of 20095.

Although the first quarter of 2009 was challenging from a macroeconomic perspective, we are pleased to advise that we suffered no material defaults, though we continue to closely monitor certain of our shipping assets as a result of the unpredictable market downturn that certain sectors are currently experiencing.  We continue to actively manage our interest in Western Forge and believe that we will be able to recover all amounts due and owing to us. Further, on July 8, 2009, the French Commercial Court approved a sale of Heuliez to Bernard Krief Consultants, which court order included the transfer of our leases.  For a more detailed description please refer to the portfolio overview section that follows this letter.  We remain hopeful that we will recover all or substantially all of our expected return on this investment.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.  We look forward to sharing future successes.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1 Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.
2 Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.
3 The ratio of inflows from investments divided by paid distributions.
4 Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.  Leverage ratio is defined as total liabilities divided by total equity.
5 Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.

ICON LEASING FUND ELEVEN, LLC

- Portfolio Overview First Quarter 2009 -

We are pleased to present ICON Leasing Fund Eleven, LLC’s (the “Fund”) Portfolio Overview for the first quarter of 2009. References to “we”, “us” and “our” are references to the Fund, references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $365,198,690 commencing with our initial offering on April 21, 2005 through the closing of the offering on April 21, 2007.  In July 2006, we increased our original offering from $200,000,000 to $375,000,000.

During the first quarter of 2009, we continued in our operating period, during which time we continued to seek to finance equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments facilitates distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Significant Transactions

Transactions

•
On June 28, 2009, our wholly-owned subsidiaries, ICON Doubtless, LLC, ICON Faithful, LLC, ICON Spotless, LLC and Isomar Marine Co. Ltd. (each, an “ICON Entity” and collectively, the “ICON Entities”), terminated their bareboat charters with subsidiaries of Top Ships, Inc. (“Top Ships”) for the four 45,720 – 47,094 DWT (deadweight tonnage) product carrying vessels -- M/T Doubtless, M/T Faithful, M/T Spotless and M/T Vanguard.  In addition, each ICON Entity took an assignment of the current time charter for its respective vessel.  Simultaneously with the terminations and assignments, the loan to the ICON Entities for the vessels was terminated and a new three-year loan was entered into in the aggregate amount of $26,500,000.  The interest rate on the loan was fixed at a rate of 4.87%.  In addition, at closing, Top Ships, on behalf of the bareboat charterers, paid termination fees consisting of (i) bareboat charter hire in the aggregate amount of $4,093,440, (ii) a termination payment in the amount of $8,500,000, (iii) a payment for repairs and surveys of the vessels in the amount of $2,250,000, and (iv) an additional payment for expenses in the amount of $1,000,000.  The original purchase price of the four vessels was approximately $112,650,000, comprised of approximately $22,650,000 in cash, a first priority non-recourse loan in the amount of approximately $80,000,000, and a second priority non-recourse loan in the amount of approximately $10,000,000.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of March 31, 2009, our portfolio consisted primarily of the following investments.

•
Equipment and machinery used by The Teal Jones Group and Teal Jones Lumber Services, Inc. (collectively, “Teal Jones”) in its lumber processing operations in Canada and the United States.  We, through two wholly-owned entities, entered into a lease financing arrangement with Teal Jones totaling approximately $36,000,000 in November 2006.  The equipment and machinery are being leased back to Teal Jones pursuant to an eighty-four-month lease that is scheduled to expire in November 2013.

•
ICON Northern Leasing, LLC, a joint venture among us, ICON Income Fund Ten, LLC (“Fund Ten”)  and ICON Leasing Fund Twelve, LLC (“Fund Twelve”), affiliates of our Manager, purchased four promissory notes (the “Notes”) and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006. We, Fund Ten and Fund Twelve have ownership interests of 35%, 12.25% and 52.75%, respectively. The aggregate purchase price for the Notes was approximately $31,573,000 and is secured by an underlying pool of leases for credit card machines. The Notes accrue interest at rates ranging from 7.97% to 8.40% per year and require monthly payments ranging from approximately $183,000 to $422,000. The Notes mature between October 15, 2010 and August 14, 2011 and require balloon payments at the end of each note ranging from approximately $594,000 to $1,255,000. Our share of the purchase price of the Notes was approximately $11,051,000.

•
ICON Pliant, LLC (“ICON Pliant”) acquired from Pliant Corporation (“Pliant”) and simultaneously leased back equipment that manufactures plastic films and flexible packaging for consumer products for a purchase price of $12,115,000.  We and Fund Twelve have ownership interests of 55% and 45% in ICON Pliant, respectively. The lease expires on September 30, 2013.  On February 11, 2009, Pliant commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to eliminate all of its high-yield debt.  In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high-yield creditors.  ICON Pliant’s lease is not currently subject to this proceeding.  Pliant has indicated that it will continue to operate in a business-as-usual manner during the restructuring process, and to date has made all rent payments.

•
Machining and metal working equipment subject to lease with W Forge Holdings, Inc. and MW Scott, Inc. (collectively, the “MW Group”), each of which is a wholly-owned subsidiary of MW Universal, Inc. (“MWU”).  We acquired the equipment for the aggregate purchase price of approximately $22,200,000.  The equipment is subject to sixty-month leases with the MW Group that commenced on January 1, 2008.  In addition, we acquired the manufacturing assets of MW General, Inc. and AMI Manchester, LLC, each of which is also a wholly-owned subsidiary of MWU, for purchase prices of $400,000 and $1,700,000, respectively.  These leases commenced on January 1, 2008 and will continue for a period of sixty months.

•
We, along with Fund Ten and ICON Income Fund Eight A L.P., an affiliate of our Manager, have ownership interests of 61.39%, 30.62% and 7.99%, respectively, in a joint venture that owns telecommunications equipment subject to a forty-eight-month lease with Global Crossing Telecommunications, Inc. (“Global Crossing”).  Our interest was acquired for approximately $15,400,000.  The lease is scheduled to expire on March 31, 2010.  We also own a 13.26% interest in another joint venture with Fund Ten and ICON Income Fund Nine, LLC, an affiliate of our Manager, with interests of 72.34% and 14.40%, respectively, that owns telecommunications equipment subject to a forty-eight-month lease with Global Crossing.  That lease is scheduled to expire on October 31, 2010.  Our wholly-owned subsidiary, ICON Global Crossing III, LLC, owns telecommunications equipment which was acquired for an aggregate purchase price of approximately $26,080,000.  The equipment is subject to eight leases with Global Crossing.  Two of the leases are for forty-eight months, while the other six leases are for thirty-six months, all of which expire between December 2010 and September 2011. In addition, we formed a joint venture, ICON Global Crossing V, LLC (“ICON Global Crossing V”), with Fund Ten.  We own a 55% interest in ICON Global Crossing V, which leases telecommunications equipment to Global Crossing. This equipment was purchased for approximately $12,982,000 and is subject to a thirty-six-month lease that expires on December 31, 2010.

•
Auto parts manufacturing equipment leased to Heuliez SA ("HSA") and Heuliez Investissements SNC ("HISNC", together with HSA, collectively referred to as “Heuliez”).  We, through our wholly-owned subsidiary, purchased the equipment for approximately $11,994,000 and it is subject to a sixty-month lease that is scheduled to expire on March 31, 2012.  On April 15, 2009, Groupe Henri Heuliez, HSA and HISNC filed for “Redressment Judiciare,” a proceeding similar to Chapter 11 reorganization under the U.S. Bankruptcy Code. Heuliez subsequently filed for Redressement Judiciaire on June 10, 2009. Since the time of the Redressement Judiciaire filings, two government agencies agreed to provide Heuliez with financial support and a third party, Bernard Krief Consultants (“BKC”), has agreed to purchase Heuliez.  On July 8, 2009, the French Commercial Court approved the sale of Heuliez to BKC, which approval included the transfer of our leases.  Our Manager will continue to review and evaluate the situation and take such action as it deems necessary to preserve our projected economic return on its investment.

•
Two Aframax 95,649 DWT (deadweight tonnage) product tankers – the Senang Spirit and the Sebarok Spirit – that are bareboat chartered to an affiliate of Teekay Corporation (“Teekay”). We, through two wholly-owned subsidiaries, purchased the Senang Spirit and the Sebarok Spirit for an aggregate purchase price of approximately $88,000,000, comprised of approximately $21,300,000 in cash and a non-recourse loan in the amount of approximately $66,700,000.  The sixty-month bareboat charters with the affiliate of Teekay are scheduled to expire in April 2012.

•
ICON EAR, LLC (“ICON EAR”) acquired and simultaneously leased back semiconductor manufacturing equipment to Equipment Acquisition Resources, Inc. (“EAR”).  We paid approximately $3,121,000 for our interest in the equipment.  ICON EAR also acquired and simultaneously leased back to EAR semiconductor manufacturing equipment for a total purchase price of $8,795,000.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  We and Fund Twelve have ownership interests of 45% and 55%, respectively, in ICON EAR.  The leases commenced on July 1, 2008 and will continue for a period of sixty months.  In addition, our wholly-owned subsidiary, ICON EAR II, LLC acquired and simultaneously leased back semiconductor manufacturing equipment to EAR for approximately $6,348,000.  That lease commenced on July 1, 2008 and will continue for a period of sixty months.

•
Four 3,300 TEU (twenty foot equivalent units) container vessels -- the ZIM Andaman Sea, the ZIM Hong Kong, the ZIM Israel and the ZIM Japan Sea -- that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd. (“ZIM”).  The bareboat charters for the ZIM Japan Sea and the ZIM Andaman Sea are each scheduled to expire in November 2010 and the bareboat charters for the ZIM Hong Kong and the ZIM Israel are each scheduled to expire in January 2011.  The purchase price for the four vessels was approximately $142,500,000, comprised of approximately $35,876,000 in cash, a first priority non-recourse loan in the amount of approximately $93,325,000, and a second priority non-recourse loan in the amount of approximately $12,000,000.

Transactions with Related Parties

We have entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties.  Our Manager is entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000.  ICON Securities is entitled to a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the end of the operating period, of 3% of the gross value of our investments, which is the price paid by, or on behalf of us, including the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the reasonable, necessary and actual expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager will be reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases, loans and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager of $83,463 for the three months ended March 31, 2009.  Our Manager’s interest in our net income (loss) for the three months ended March 31, 2009 and 2008 was $25,337 and $(3,686), respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates for the three months ended March 31, 2009 were as follows:

			Three Months Ended March 31,
Entity	Capacity	Description	2009	2008
ICON Capital Corp.	Manager	Acquisition fees (1)	$-	$286,951
ICON Capital Corp.	Manager	Management fees (2)	977,930	1,811,388
ICON Capital Corp. and affiliate	Manager	Administrative fees (2)	549,204	1,568,510
Total fees paid to the Manager			$1,527,134	$3,666,849

(1) Capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(2) Charged directly to operations.

At March 31, 2009, we had a payable due to our Manager and its affiliates of $415,940 that consisted primarily of accruals due to our Manager for administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets
	March 31,
	2009	December 31,
	(unaudited)	2008
Current assets:
Cash and cash equivalents	$6,388,162	$7,670,929
Current portion of net investment in finance leases	8,606,916	7,576,361
Accounts receivable	2,594,642	1,787,007
Restricted cash	236,067	226,048
Other current assets	1,886,709	1,205,725

Total current assets	19,712,496	18,466,070

Non-current assets:
Net investment in finance leases, less current portion	21,827,304	23,908,072
Leased equipment at cost (less accumulated depreciation of
$134,047,727 and $120,637,537, respectively)	318,365,592	333,224,351
Mortgage note receivable	12,722,006	12,722,006
Investments in joint ventures	17,268,385	18,659,329
Deferred income taxes	62,280	206,101
Other non-current assets, net	817,367	992,230

Total non-current assets	371,062,934	389,712,089

Total Assets	$390,775,430	$408,178,159

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$43,181,217	$42,995,346
Interest rate swap contracts	8,337,151	9,257,854
Revolving line of credit, recourse	5,600,000	5,000,000
Deferred revenue	4,129,401	4,494,922
Due to Manager and affiliates	415,940	288,802
Income taxes payable	154,332	188,665
Accrued expenses and other liabilities	945,725	851,856

Total current liabilities	62,763,766	63,077,445

Non-current liabilities:
Non-recourse long-term debt, net of current portion	109,970,831	120,454,287

Total Liabilities	172,734,597	183,531,732

Commitments and contingencies (Note 13)

Equity:
Members' Equity :
Additional members	211,681,580	217,496,668
Manager	(1,093,734)	(1,035,608)
Accumulated other comprehensive loss	(5,972,299)	(6,275,279)

Total Members' Equity	204,615,547	210,185,781

Noncontrolling Interests	13,425,286	14,460,646

Total Equity	218,040,833	224,646,427

Total Liabilities and Equity	$390,775,430	$408,178,159

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2009	2008
Revenue:
Rental income	$19,757,260	$27,506,275
Finance income	715,149	1,911,039
Income from investments in joint ventures	678,032	78,465
Net gain on sales of new equipment	-	177,727
Net gain (loss) on sales of leased equipment	75,185	(227,049)
Interest and other income	799,645	758,246

Total revenue	22,025,271	30,204,703

Expenses:
Management fees - Manager	977,930	1,811,388
Administrative expense reimbursements - Manager	549,204	1,568,510
General and administrative	577,239	801,561
Interest	2,628,428	4,016,638
Depreciation and amortization	13,803,438	20,405,123
Loss on financial instruments	5,782	1,493,972

Total expenses	18,542,021	30,097,192

Income before income taxes	3,483,250	107,511

Provision for income taxes	388,116	27,671

Net income	3,095,134	79,840

Less: Net income attributable to noncontrolling interests	561,459	448,414

Net income (loss) attributable to Fund Eleven	$2,533,675	$(368,574)

Net income (loss) attributable to Fund Eleven allocable to:
Additional Members	$2,508,338	$(364,888)
Manager	25,337	(3,686)

	$2,533,675	$(368,574)

Weighted average number of additional shares of
limited liability company interests outstanding	363,188	363,563

Net income (loss) attributable to Fund Eleven per weighted
average additional share of limited liability company interests	$6.91	$(1.00)

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statement of Changes in Equity

	Members' Equity
	Additional Shares of			Accumulated Other
	Limited Liability Company Interests	Additional Members	Manager	Comprehensive Loss	Total Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2008	363,256	$217,496,668	$(1,035,608)	$(6,275,279)	$210,185,781	$14,460,646	$224,646,427
Comprehensive income:
Net income	-	2,508,338	25,337	-	2,533,675	561,459	3,095,134
Change in valuation of interest rate swap contracts	-	-	-	1,064,686	1,064,686	-	1,064,686
Currency translation adjustments	-	-	-	(761,706)	(761,706)	-	(761,706)
Total comprehensive income	-	-	-	302,980	2,836,655	561,459	3,398,114
Repurchase of additional shares of limited liability company interests	(82)	(60,599)	-	-	(60,599)	-	(60,599)
Cash distributions to members and noncontrolling interests	-	(8,262,827)	(83,463)	-	(8,346,290)	(1,596,819)	(9,943,109)

Balance, March 31, 2009 (unaudited)	363,174	$211,681,580	$(1,093,734)	$(5,972,299)	$204,615,547	$13,425,286	$218,040,833

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Net income	$3,095,134	$79,840
Adjustments to reconcile net income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(3,026,000)	(3,502,983)
Finance income	(715,149)	(1,911,039)
Income from investments in joint ventures	(678,032)	(78,465)
Net gain on sales of new equipment	-	(177,727)
Net (gain) loss on sales of leased equipment	(75,185)	227,049
Depreciation and amortization	13,803,438	20,405,123
Interest expense on non-recourse financing paid directly to lenders by lessees	937,104	897,623
Interest expense from amortization of debt financing costs	76,777	66,782
Loss on financial instruments	5,782	1,493,972
Deferred tax provision (benefit)	140,054	(78,372)
Changes in operating assets and liabilities:
Collection of finance leases	1,709,196	10,972,321
Accounts receivable	(836,444)	(2,952,067)
Other assets, net	(75,108)	748,276
Payables, deferred revenue and other current liabilities	(837,576)	(8,985,953)
Due to/from Manager and affiliates	127,138	(183,066)
Distributions from joint ventures	678,032	105,406

Net cash provided by operating activities	14,329,161	17,126,720

Cash flows from investing activities:
Investments in leased assets	-	(10,665,849)
Proceeds from sales of new and leased equipment	580,832	4,707,677
Investment in note receivable	-	(164,822)
Change in restricted cash	(10,019)	371,885
Distributions received from joint ventures in excess of profits	1,390,944	198,611

Net cash provided by (used in) investing activities	1,961,757	(5,552,498)

Cash flows from financing activities:
Proceeds from non-recourse long-term debt	-	4,497,793
Repayments of non-recourse long-term debt	(8,130,000)	(18,858,036)
Proceeds from revolving line of credit, recourse	600,000	-
Repurchase of additional shares of limited liability company interests	(60,599)	(280,039)
Cash distributions to members	(8,346,290)	(8,355,679)
Distributions to noncontrolling interests	(1,596,819)	(1,270,385)

Net cash used in financing activities	(17,533,708)	(24,266,346)

Effects of exchange rates on cash and cash equivalents	(39,977)	(663,882)

Net decrease in cash and cash equivalents	(1,282,767)	(13,356,006)
Cash and cash equivalents, beginning of the period	7,670,929	42,339,549

Cash and cash equivalents, end of the period	$6,388,162	$28,983,543

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2009	2008
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,559,472	$3,136,701

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long term debt
directly to lenders by lessees	$3,026,000	$3,502,983

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports. Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.